UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a plan to right size Halcón Resources Corporation’s (together with its subsidiaries, the “Company”) corporate and administrative functions following recent asset dispositions, including the sale of its Bakken assets in September 2017, and following mutual discussions regarding the future direction of the Company, the Company has notified Joseph S. Rinando III that his last day of employment with the Company would be December 31, 2017.  Mr. Rinando has served the Company with distinction as Senior Vice President, Chief Accounting Officer and Controller since December 2014, having previously served as Vice President and Chief Accounting Officer from May 2012.  Upon Mr. Rinando’s departure, Mark J. Mize, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, will be the Company’s principal accounting officer.  Information regarding Mr. Mize’s employment arrangements with the Company, business experience and other matters is contained in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 24, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

December 6, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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